GENIUS PRODUCTS, INC. ANNOUNCES STOCK SPLIT


SAN DIEGO - (BUSINESS WIRE) - April 11, 2001 - Genius Products Inc.
(the "Company") GNUS announced today that its Board of Directors had approved a one-for-four reverse stock split of its common stock, par value $.001 per share ("Common Stock"). The Company announced the reverse stock split would be effective with the close of business on April 10, 2001, and the Common Stock would begin trading on a post-split basis effective on April 11, 2001. Under the terms of this reverse stock split, any fractional shares of Common Stock, which result from the reverse stock split, will be rounded up to the next whole share. The company's new trading symbol beginning on April 11, 2001 is ("GNPI").

Except of historical matter contained herein, the matters discussed in this press release are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect assumptions and involve risks and uncertainties, which may affect Genius Products business and prospects and cause results to differ from these forward-looking statements.